 EXHIBIT 99

FOR IMMEDIATE RELEASE
For: Moore-Handley, Inc.                                                                                             Contact: Carol Temple
P. O. Box 2607                                                                                                            (205) 663-8316
Birmingham, Alabama 35202

Moore-Handley, Inc. Announces Board Decision to Deregister its Common Stock

Birmingham, AL, October 7, 2003 -- Moore-Handley, Inc. (Nasdaq:MHCO), Moore-Handley, Inc. announced today that its Board of Directors has approved the deregistration of its Common Stock under the Securities Exchange Act of 1934, as amended and the de-listing of its stock from the NASDAQ Small Cap Market. The deregistration will be effected by the filing of a Form 15 with the Securities and Exchange Commission at the end of the month.

William Riley, Chairman and CEO of Moore-Handley, commented that "the Board took this action to free management from the significant and increasing administrative burdens and expense of remaining a public company, particularly in light of the recent rules and regulations promulgated under the Sarbanes-Oxley Act of 2002. This will allow management to focus on growing the Company's business, which is in the shareholders' long-term interest."

The Company anticipates continuing to make financial information currently available as necessary to enable its stock to be traded in the over-the-counter market (the "pink sheets"). Mr. Riley noted that "given the relatively light historical trading in the Company's stock, the Board determined that delisting from NASDAQ and shifting to the over-the-counter market should not greatly inconvenience our stockholders."

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Certain of the statements contained in this report (other than the financial statements and other statements of historical fact) are forward-looking statements. Words such as "expects" and "believes" indicate the presence of forward-looking statements. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Among the factors that could cause actual results to differ materially from estimates reflected in such forward-looking statements are competitive pressures on sales and pricing, including those from other wholesale distributors and those retailers in competition with our customers; and uncertainties associated with our national sales initiative. See the Company's most recent Form 10-Q for additional such factors.

END
10/7/03